FOR:                  WASHINGTON HOMES, INC.

FROM:                 Pamela Roderick, Sr. Account Executive
                      Greg Schmalz, VP-Media Relations
                      Nicholas Patruno, Investor Relations
                      (212) 564-4700

COMPANY               Christopher R. Spendley, SVP and CFO
CONTACT:              (301) 773-2500

                                                           FOR IMMEDIATE RELEASE

           HOVNANIAN ENTERPRISES AND WASHINGTON HOMES ANNOUNCE MERGER

         LANDOVER, MD, August 28 -- Washington Homes, Inc. (NYSE: WHI) and Hovnanian Enterprises, Inc. (ASE: HOV) announced today that they have signed a definitive merger agreement. Hovnanian Enterprises, founded in 1959 and headquartered in Red Bank, New Jersey, and Washington Homes, headquartered in Landover, Maryland, are each leading national homebuilders. The combination of the two companies is expected to rank among the top ten homebuilders in the United States.

         Under the terms of the agreement, Washington Homes shareholders will receive the equivalent of 1.39 Hovnanian class A common shares or $10.08 in cash for each share of Washington Homes, subject to certain adjustments, for a total purchase price of approximately $77.4 million, based on Hovnanian's closing share price of $7-1/16 on Friday, August 25, 2000. Up to 50 percent of the consideration will be paid in cash, with the balance, not to exceed 60 percent, paid in Hovnanian common shares. The transaction is expected to close following regulatory and shareholder approvals and customary closing conditions. Hovnanian expects the transaction to be accretive to earnings per share in fiscal year 2001.

         In its fiscal year ended July 31, 2000, Washington Homes delivered 2,517 homes and recorded approximately $470 million in revenue. Hovnanian projects record deliveries of approximately 4,400 homes and revenue approaching $1.2 billion in its fiscal year ending October 31, 2000. As of July 31, 2000, the combined companies have a backlog reaching 3,332 homes valued at $800 million and expect to deliver about 8,000 homes in fiscal 2001.

         Subsequent to the merger, Hovnanian will maintain its current position as the largest builder in New Jersey and will become the second-largest builder in Metro-Washington, DC and the largest builder in North Carolina. In addition, Hovnanian will continue to have a significant presence in Dallas, Texas and Southern California and will be a top-five builder in Nashville, Tennessee, and the market leader in Huntsville, Alabama and the Gulf Coast of Mississippi.

         "Our two companies are an exceptional cultural and strategic fit," says Ara K. Hovnanian, president and CEO of Hovnanian. "Washington Homes has a similar focus on quality and profitability and operates in complementary markets, which will enhance our market concentration strategy. Together, we will become a more diverse and substantial company, with shareholders' equity exceeding $300 million and total assets approaching $1.0 billion. Our increased size and focused market concentration will provide powers and economies of scale that should lead to superior returns for our shareholders. Additionally, the combined company will give our associates a wider stage and a more advantageous environment in which to flourish. We are delighted to welcome aboard the strong leadership team and the entire family of Washington Homes associates who achieved a record performance in their just-ended fiscal year."


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


         "Our management team is very excited to join forces with Hovnanian," says Geaton A. DeCesaris Jr., chairman, president and CEO of Washington Homes. "Our two companies have similar histories of conservative growth and operating excellence, with a shared emphasis on hiring and cultivating the best people in the industry," he adds. Mr. DeCesaris will become president of Homebuilding Operations and chief operating officer for Hovnanian and will also become a member of the combined company's Board of Directors. Thomas J. Pellerito, currently president of Homebuilding and chief operating officer of Washington Homes, will become president of Hovnanian's Southeast Region, which will consist of the company's markets in Maryland, Virginia, North Carolina, Tennessee, Alabama and Mississippi. "This will allow us to shift Robert Karen, our current Southeast Region president, to a new executive role with our growing active adult community group, an area where he has great expertise," says Mr.
Hovnanian. Christopher Spendley, senior vice president and chief financial officer of Washington Homes, will become the chief financial officer of Hovnanian's Southeast Region.

         Mr. DeCesaris adds, "The merger with Hovnanian accomplishes all of our objectives, which include providing additional liquidity to our shareholders, more opportunity and better training programs for our associates, and better access to the capital markets, as well as maximizing efficiencies within our current operations." The two companies build a similar, wide array of home types, ranging from townhomes to larger, single-family homes aimed at move-up buyers, to active-adult communities. Hovnanian anticipates adopting the highest-quality designs and best construction practices from the two companies in the markets where both companies currently operate. Both of the companies offer full-service mortgage and title services and it is anticipated that the increased volumes of the combined company will enhance the operational efficiencies and profitability of these operations.



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


         "Our unsecured revolving line of credit is sufficient to accomplish this acquisition and to continue a combined course of strong revenue and profit growth into 2001 and beyond," says Mr. Hovnanian. "However, we will eventually seek additional financing to maintain our traditional levels of capital availability. Washington Homes' strong balance sheet and favorable land position allow us to complete this acquisition with minimal effects on our leverage. Hovnanian remains committed to our stated objective of achieving a one-to-one ratio of debt to equity by fiscal 2003." Washington Homes controls more than 11,700 lots in attractive locations which will meet the company's growth targets for the next three to five years; approximately 75 percent of these lots are controlled under rolling option contracts.

         Under the terms of the transaction, Washington Homes shareholders can elect to receive cash or Hovnanian stock, subject to pro-ration such that not more than 50 percent of the total consideration is cash and not more than 60 percent of the total consideration is stock. The amount of stock to be paid is based on a ratio of 1.39 Hovnanian shares for each Washington Homes share, and the stock consideration is subject to a collar arrangement that may limit the increase or decrease in the value of the stock consideration to 20 percent. Hovnanian will pay off or assume Washington Homes' debt, which will be refinanced under Hovnanian's $375 million unsecured revolving credit facility. Washington Homes was advised in this transaction by Wasserstein Perella and Company, Inc.

         The merger has been unanimously approved by the Boards of Directors of both companies and is expected to qualify as a tax-free reorganization to the Washington Homes shareholders. Shareholders of Hovnanian representing more than the required majority of the voting power of the company have agreed to vote in favor of the transaction. Shareholders of Washington Homes representing a majority of the outstanding shares of Washington Homes have also agreed, subject to certain conditions, to vote in favor of the transaction, which will require the approval of two-thirds of the outstanding shares. Washington Homes has granted Hovnanian a break-up fee if the transaction is terminated for certain reasons.

         The combination of the two companies will solidify Hovnanian's position among the largest homebuilders in the U.S. On an equally important level, Mr. Hovnanian notes that "it will allow us to continue to apply our standardized processes and operating strategies across a wider universe, in order to further enhance our returns." The company's pioneering enterprise-wide backbone system, being developed together with SAP AG (NYSE ADR: SAP), is designed for the volumes anticipated for the combined company, according to Mr. Hovnanian, and "should help us to significantly improve our profit over the coming years. We are undertaking this acquisition at a time when we believe the equity of both of our companies is undervalued by the marketplace; we see our combination as a way to increase our corporate reach and to move toward our vision of building better."

         In connection with their proposed merger, Hovnanian will file a Registration Statement with the Securities and Exchange Commission and a Proxy Statement/Prospectus directed to shareholders of Washington Homes will be included in that Registration Statement. Other materials relating to the Merger also will be filed with the Commission. Investors are urged to read the Proxy Statement/Prospectus, Registration Statement and other relevant documents to be filed with the Commission, because they will contain important information. Materials filed with the Commission will be available electronically, without charge, at an Internet site maintained by the Commission. The address of that site is http://www.sec.gov.

         Hovnanian Enterprises, Inc. designs, constructs and markets single-family homes, townhomes and condominiums in planned residential communities in New Jersey, North Carolina, Pennsylvania, Virginia, Maryland, New York, California, Texas and Florida in the United States, and in Poland.

         Washington Homes, Inc. designs, builds and markets single-family detached homes and townhomes. It is a leading provider of moderately priced, quality homes in Maryland, Virginia and Pennsylvania, and under the Westminster Homes name in Alabama, Mississippi, North Carolina and Tennessee.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition and other factors described in detail in the Company's Form 10-K for the year ended October 31, 1999.


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